UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 5, 2025 (March 1, 2025)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 S. Pavilion Center Drive, Suite 330
Las Vegas, NV 89135
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 8.01	OTHER EVENTS
Appointment of Board Member Jay Snyder to the Audit Committee of the Board of Directors

Effective as of March 1, 2025, the Board of Directors (the “Board”) of Rimini Street, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed independent Board member Jay Snyder to serve as a member of the Board’s Audit Committee.

It was determined by the Board that Mr. Snyder has appropriate experience and background in accordance with the audit committee membership requirements of Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5605(c)(2)(A).

Mr. Snyder joined the Company’s Board of Directors in June 2020 and also serves as a member of the Nominating Committee and the Compensation Committee of the Board.

Mr. Snyder was not appointed as member of the Audit Committee pursuant to any arrangement or understanding with any other person. Mr. Snyder does not have any family relationships with any executive officer or director of the Company or with the Company’s independent registered public accounting firm, KPMG LLP, and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Audit Committee Composition

Mr. Snyder’s appointment to the Audit Committee fills a previously disclosed vacancy on the Audit Committee, resulting in an audit committee comprised of three qualified members.

As previously reported, on September 5, 2024, the Company received a letter (the “Letter”) from Nasdaq notifying the Company that it was not in compliance with Nasdaq’s audit committee requirements as set forth in Nasdaq Listing Rule 5605 as a result of the resignation of a former Board member, resulting in an audit committee comprised of only two qualified directors. Nasdaq Listing Rule 5605 requires, among other things, that each listed company must have an audit committee comprised of at least three members, each of whom must meet certain independence and other qualifications as set forth in such rule.

In the Letter, Nasdaq indicated that it would provide the Company with a cure period — until the earlier of the Company’s next annual meeting of stockholders or August 2, 2025 — in order to regain compliance. The Company currently plans to hold its 2025 annual meeting of stockholders in early June 2025.

Please refer to the Company’s Current Report on Form 8-K dated September 6, 2024, for additional information.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Exhibit Title

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

`    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: March 5, 2025	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: President and Chief Executive Officer

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